Exhibit 4.2



                              KEYSPAN CORPORATION

                                      AND

                             JPMORGAN CHASE BANK,

                                  as Trustee





                            -----------------------

                         SECOND SUPPLEMENTAL INDENTURE

                            Dated as of May 6, 2002

                           ------------------------







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        THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 6, 2002, is between KEYSPAN CORPORATION, doing business as KeySpan Energy, a corporation duly incorporated and existing under the laws of the State of New York and having its principal executive office at One MetroTech Center, Brooklyn, New York 11201 (the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation, acting as Trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of November 1, 2000, as amended and supplemented to date (the "Base Indenture"), to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its Notes due 2008 (the "Notes"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture (together, the "Indenture"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:


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                                  Article 1
                                 DEFINITIONS

        Section 1.01. Definition Of Terms. Unless the context otherwise requires:

                (a) a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;

                (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

                (c)      the singular includes the plural and vice versa;

                (d) headings are for convenience of reference only and do not affect interpretation;

                (e) the following terms have the meanings given to them in the Purchase Contract Agreement: (i) Applicable Principal Amount;
        (ii) Cash Settlement; (iii) Corporate MEDS; (iv) Depositary; (v) Depositary Participant; (vi) Failed Initial Remarketing; (vii) Failed Interim Remarketing; (viii) Failed Final Remarketing; (ix) Final Remarketing; (x) Final Remarketing Date; (xi) Initial Remarketing;
        (xii) Initial Remarketing Date; (xiii) Interim Remarketing; (xiv) Interim Remarketing Date; (xv) Primary Treasury Dealer; (xvi) Purchase Contract Agent; (xvii) Quotation Agent; (xviii) Remarketing; (xix) Separate Notes (xx) Separate Note Purchase Price; (xxi) Successful Remarketing (xxii) Tax Event; (xxiii) Tax Event Redemption Principal Amount; (xiv) Treasury MEDS; (xxv) Treasury Securities; and (xxvi) Underwriting Agreement; and

                (f) the following terms have the meanings given to them in this Section 1.01(f):

         "Applicable Spread" means the spread determined as set forth below, based on the Prevailing Rating of the Notes in effect at the close of business on the Final Remarketing Date:

         Prevailing Rating                                            Spread
         ------------------                                           ------
         AA/"Aa".................................................     1.00%
         A/"a"...................................................     1.25%
         BBB/"Baa"...............................................     2.00%
         Below BBB/"Baa".........................................     2.75%

         "Coupon Rate" shall have the meaning set forth in Section 2.05.


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         "Collateral Account" shall have the meaning set forth in the Pledge
Agreement.

         "Collateral Agent" shall have the meaning set forth in the Pledge Agreement.

         "Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

         "Failed Initial Remarketing" shall have the meaning set forth in
Section 8.01(g).

         "Failed Interim Remarketing" shall have the meaning set forth in
Section 8.02(e).

         "Failed Final Remarketing" shall have the meaning set forth in
Section 8.03(g).

         "Interest Payment Date" shall have the meaning set forth in Section
2.05.

         "Global Notes" shall have the meaning set forth in Section 2.04.

         "Maturity Date" shall have the meaning specified in Section 2.02.

         "Moody's" means Moody's Investors Service, Inc.

         "Pledge Agreement" means the Pledge Agreement dated as of May 6, 2002 among the Company, The Bank of New York, as Collateral Agent, Custodial Agent and securities intermediary, and JPMorgan Chase Bank, as purchase contract agent and attorney-in-fact for the holders of the Purchase Contracts.

         "Prevailing Rating" means, for the purposes of the definition of Applicable Spread:

         (1) AA/"Aa" if the Notes have a credit rating of AA or better by S&P and "Aa3" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company;

         (2) if not under clause (1) above, then A/"a" if the Notes have a credit rating of A or better by S&P and "A3" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company;


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         (3) if not under clause (1) or (2) above, then BBB/"Baa" if the Notes have a credit rating of BBB or better by S&P and "Baa3" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or agencies selected by the Remarketing Agent, after consultation with the Company; or

         (4) if not under clause (1), (2) or (3) above, then Below BBB/"Baa."

         Notwithstanding the foregoing, (A) if (i) the credit rating of the Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing," or (ii) the credit rating of the Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain," or, in each case, on any successor list of S&P or Moody's with a comparable designation, the prevailing ratings of the Notes shall be deemed to be within a range one full level lower in the table set forth in the definition of Applicable Spread than those actually assigned to the Notes by Moody's and S&P and (B) if the Notes are rated by only one rating agency on or before the third business day immediately preceding the Purchase Contract Settlement Date, the Prevailing Rating will at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating of the Notes and the Remarketing Agent is unable to identify a substitute rating agency or agencies, the Prevailing Rating shall be Below BBB/"Baa."

         "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

         "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of May 6, 2002, between the Company and JPMorgan Chase Bank, as purchase contract agent.

         "Purchase Contract Settlement Date" means May 16, 2005.

         "Redemption Amount" shall mean, for each Note:

                  (a) in the case of a Tax Event Redemption occurring prior to the earlier of (1) the date of a Successful Remarketing, or (2) the Purchase Contract Settlement Date, the product of the principal amount of that Note and a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of the Notes included in Corporate MEDS, and

                  (b) in the case of a Tax Event Redemption occurring on or after the earlier of (1) the date of a Successful Remarketing or (2) the


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Purchase Contract Settlement Date, the product of the principal amount of the
Note and a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of the Notes outstanding on the Tax Event Redemption Date.

         "Redemption Price" shall mean, for each Note, the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

         "Regular Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on the Business Day immediately preceding such Interest Payment Date.

         "Remarketing Agent" means J.P. Morgan Securities Inc. or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of May 6, 2002, among the Company, J.P. Morgan Securities Inc., as remarketing agent and JPMorgan Chase Bank, as purchase contract agent and attorney-in-fact for the holders of the Corporate MEDS.

         "Reset Effective Date" means (i) February 16, 2005, unless there is a Failed Initial Remarketing, (ii) the date three Business Days following any Interim Remarketing Date, unless such remarketing results in a Failed Interim Remarketing, or (iii) the Purchase Contract Settlement Date.

         "Reset Rate" means the interest rate on the Notes determined by the Remarketing Agent (i) in the case of a Successful Remarketing on the Initial Remarketing Date or any Interim Remarketing Date, as the rate necessary to remarket the Notes at a price per Note such that the aggregate price for the Notes remarketed is equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price, (ii) in the case of a Successful Remarketing on the Final Remarketing Date, as the rate necessary to remarket the Notes at a price per Note such that the aggregate price for the Notes remarketed is equal to approximately 100.25%, but not less than 100%, of the aggregate principal amount of the Notes remarketed, (iii) if there are no Corporate MEDS outstanding and none of the Holders elect to have Separate Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date or (iv) in the case of a Failed Final Remarketing, as the Three-Year Benchmark Treasury Rate plus the Applicable Spread, in each case subject to Section 8.01(p).


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         "S&P" means Standard & Poor's Ratings Services.

         "Tax Event Redemption" shall mean that a Tax Event has occurred and is continuing and the Notes have been called for redemption.

         "Tax Event Redemption Date" shall have the meaning set forth in
Section 3.01.

         "Three-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Remarketing Agent.

         "Three-Year Benchmark Treasury Rate" means (i) the bid side rate of the Three-Year Benchmark Treasury displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Final Remarketing Date or (b) in the opinion of the Remarketing Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Remarketing Agent (after consultation with the Company), is appropriate) or (ii) if such rate cannot be determined as set forth in clause (i) above, the yield to maturity for the Three-Year Benchmark Treasury, as calculated by the Remarketing Agent, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Final Remarketing Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof).

         "Treasury Portfolio" means (1) in connection with the Initial Remarketing or any Interim Remarketing, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of U.S. treasury securities that mature on or prior to May 15, 2005, in an aggregate amount equal to the Applicable Principal Amount and (b) principal or interest strips of U.S. Treasury Securities that mature on or prior to May 15, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount on the Purchase Contract Settlement Date if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as described in Section 5.02 and (2) in connection with a Tax Event Redemption,
(a) if the Tax Event Redemption Date occurs prior to the earlier of (A) the date of a Successful Remarketing and (B) the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S.


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treasury securities that mature on or prior to May 15, 2005 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. treasury securities that mature on or prior to the Business Day immediately preceding such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date if the interest rate of the Notes was not reset on the Initial Remarketing Date, any Interim Remarketing Date or the Final Remarketing Date, and (b) if the Tax Event Redemption Date occurs on or after the earlier of (A) the date of a Successful Remarketing and (B) the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities which mature on or prior to May 15, 2008 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. treasury securities that mature on or prior to the Business Day immediately preceding such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such interest payment date if the interest rate of the Notes was not reset on the Initial Remarketing Date, any Interim Remarketing Date or the Final Remarketing Date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption prior to the Purchase Contract Settlement Date, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date, (b) in the case of the Initial Remarketing, on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following such Initial Remarketing Date and (c) in the case of any Interim Remarketing, on the Interim Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following such Interim Remarketing Date.

         The terms "Company," "Trustee," "Indenture," "Base Indenture," "Securities," and "Notes" shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.


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                                  Article 2
                  GENERAL TERMS AND CONDITIONS OF THE NOTES

        Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as Notes due 2008 limited in aggregate principal amount to $400,000,000 (or up to $460,000,000 to the extent that the Underwriters' over-allotment option is exercised). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

        Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 16, 2008 (the "Maturity Date").

        Section 2.03 . Form, Payment and Appointment. Except as provided in
Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

         The Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.

        Section 2.04. Global Notes. Notes which are released from the Collateral Account will be issued in permanent global form (a "Global Note"), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in registered form, Global Notes may be transferred, in whole but not in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.


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        Section 2.05.  Interest. (a) The Notes will bear interest initially at the rate of 4.90% per year (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date"), commencing on August 16, 2002, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

        (b) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

        Section 2.06. No Defeasance. The provisions of Article 4 of the Base Indenture shall not apply to the Notes.

                                  Article 3
                            REDEMPTION OF THE NOTES

        Section 3.01. Tax Event Redemption. If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Installments of interest on Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Notes registered as such at the close of business on the relevant Regular Record Date. If, following the occurrence of a Tax Event prior to the earlier of (i) the date of a Successful Remarketing or (ii) the Purchase Contract Settlement Date, the Company exercises its option to redeem the Notes, the Company shall appoint the Quotation Agent to assist the Collateral Agent in purchasing the Treasury Portfolio, in consultation with the Company. Notice of any redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered


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Holder of the Notes at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Notes. Following notice of redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Notes to be redeemed.

        Section 3.02. Redemption Procedures For Notes. Payment of the Redemption Price to each Holder of Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Notes, in the case of Separate Notes, or to the Collateral Agent, in the case of Notes which are components of the Corporate MEDS. The Collateral Agent shall apply the Redemption Price for any Notes held in the Collateral Account to the purchase of the Treasury Portfolio and remit the remainder of the Redemption Price, if any, to the Purchase Contract Agent for payment to holders of the Corporate MEDS. If the Trustee or Collateral Agent, as the case may be, holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

        Section 3.03. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

                                  Article 4
                                 FORM OF NOTE

        Section 4.01. Form Of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

                                  Article 5
                            ORIGINAL ISSUE OF NOTES

         Section 5.01. Original Issue Of Notes. Notes in the aggregate principal amount of $400,000,000 (or up to $460,000,000 to the extent that the Underwriters'


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over-allotment option is exercised) may from time to time, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

                                  Article 6
                           ORIGINAL ISSUE DISCOUNT

        Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  Article 7
                                MISCELLANEOUS

        Section 7.01. Ratification Of Indenture. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

        Section 7.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

        Section 7.03. New York Law To Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

        Section 7.04. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not


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affect any other provisions of this Second Supplemental Indenture or of the
Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

        Section 7.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                  Article 8
                                 REMARKETING

        Section 8.01. Remarketing Procedures. (a) The Company will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Depositary or its nominee notify the Beneficial Holders or Depositary Participants holding Separate Notes, Corporate MEDS and Treasury
MEDS of the procedures to be followed in the Initial Remarketing.

        (b) Each Holder of Separate Notes may elect to have Notes held by such Holder remarketed in the Initial Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Custodial Agent and deliver such Notes to the Custodial Agent prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date (but no earlier than the Interest Payment Date for the Notes immediately preceding the Initial Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable after such time and shall also constitute, if a Failed Initial Remarketing occurs, an irrevocable election to have such Notes remarketed in any Interim Remarketing and in the Final Remarketing. Pursuant to Section 5.07(c) of the Pledge Agreement, promptly after 11:00 A.M., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Notes to be tendered for remarketing and shall cause such Separate Notes to be presented to the Remarketing Agent. Under Section 5.02 of the Purchase Contract Agreement,
Notes that constitute components of Corporate MEDS will be deemed tendered for remarketing and will be remarketed as provided therein and in the Remarketing Agreement.


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        (c)  The right of each Holder to have Notes (including any Separate
Notes) that have been tendered for purchase in any remarketing purchased shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Notes have not been called for redemption, (iii) there is a Successful Remarketing, and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

        (d) On the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its commercially reasonable best efforts to remarket, at a price per Note such that the aggregate price for the Notes remarketed is equal to at least 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price, Notes tendered or deemed tendered for remarketing. If the Remarketing Agent has determined that it will be able to remarket all such Notes prior to 4:00 p.m., New York City time, on the Initial Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

        (e) Pursuant to the Remarketing Agreement, on the Initial Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a Successful Remarketing or a Failed Initial Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

        (f) If there are no Corporate MEDS outstanding and none of the Holders elect to have Separate Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

        (g) If there was a Failed Initial Remarketing, on each Interim Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its commercially reasonable best efforts to remarket, at a price per Note such that the aggregate price for the Notes remarketed is equal to at least 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price, Notes tendered or deemed tendered for remarketing. If the Remarketing Agent has determined that it will be able to remarket all such Notes prior to 4:00 p.m., New York City time, on any Interim Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

        (h) Pursuant to the Remarketing Agreement, on each Interim Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a

Successful Remarketing or a Failed Interim Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

        (i) If there has not been a Successful Remarketing prior to the Final Remarketing Date, on the Final Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its commercially reasonable best efforts to remarket, at a price per Note such that the aggregate price for the Notes remarketed is equal to approximately 100.25%, but not less than 100%, of the aggregate principal amount of the Notes remarketed, Notes tendered or deemed tendered for remarketing. If the Remarketing Agent has determined that it will be able to remarket all such Notes prior to 4:00 p.m., New York City time, on the Final Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

        (j) Pursuant to the Remarketing Agreement, on the Final Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a Successful Remarketing or a Failed Final Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

        (k) In the event of a Failed Final Remarketing, the Remarketing Agent shall, pursuant to the Remarketing Agreement, determine the Reset Rate as the rate equal to the Three-Year Benchmark Treasury Rate plus the Applicable Spread and advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of such Reset Rate.

        (l) In accordance with the Depositary's normal procedures, on the third Business Day following the date of a Successful Remarketing, the transactions described above with respect to each Note tendered for purchase and sold in such Successful Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

        (m) If any Holder selling Notes in a Remarketing fails to deliver such Notes, the Depositary Participant of such selling Holder may deliver to any such other Person that was to have purchased Notes in a Remarketing an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

        (n) The Remarketing Agent is not obligated to purchase any Notes in any Remarketing or otherwise. Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

        (o) The tender and settlement procedures set forth in this Section 8.01, including provisions for payment by purchasers of Notes in a Successful Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of a Successful Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

        (p) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event (i) be less than the Coupon Rate or (ii) exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

        (q) In the event of a Successful Remarketing, the Company shall cause a notice of the Reset Rate to be published in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal. In the event of a Failed Final Remarketing, the Company shall cause a notice of such Failed Final Remarketing to be published in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal, which notice shall also set forth the applicable Reset Rate.

                                  Article 9
                                TAX TREATMENT

        Section 9.01. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial holder of Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate MEDS as the acquisition of the Note and the Purchase Contract constituting the Corporate MEDS, (2) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes for United States federal income tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: KeySpan Corporation, Investor Relations, One MetroTech Center, Brooklyn, New York 11201.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                     KEYSPAN CORPORATION


                                     By:  /s/ Gerald Luterman
                                          ------------------------------------
                                          Name:   Gerald Luterman
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

Attest:

/s/ Richard A. Rapp, Jr.
-----------------------
    Secretary
                                     JPMORGAN CHASE BANK, as
                                     Trustee


                                     By:  /s/ Francine Springer
                                          ------------------------------------
                                          Name:  Francine Springer
                                          Title: Vice President

Attest:

/s/ Robert Peschler
-----------------------
    Robert Peschler

                                                                     EXHIBIT A

REGISTERED NO. _                  REGISTERED CUSIP:  49337WAE0

                            (FORM OF FACE OF NOTE)

[IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT:] THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. __                                                    CUSIP No. __________
$__________

                              KEYSPAN CORPORATION
                                 NOTE DUE 2008

         KEYSPAN CORPORATION, a New York corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of up to _____________ Dollars ($__________), as set forth in the Schedule of Increases or Decreases in Global Note attached hereto, on May 16, 2008 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from May 6, 2002 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each such date, an "Interest Payment Date"), commencing on August 16, 2002 initially at the rate of 4.90% per year through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 4.90% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day immediately preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         This Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company, and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:   [           ]

                                     KEYSPAN CORPORATION,
                                        as Issuer


                                     By:______________________________________
                                        Name:
                                        Title:

         Attest:


         By:_______________________
            Name:
            Title:


                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated______________________________________

JPMORGAN CHASE BANK,
    as Trustee


By:________________________________________
        Authorized Signatory

                           (FORM OF REVERSE OF NOTE)

                              KEYSPAN CORPORATION

         This Note is one of a duly authorized series of Securities of the Company designated as its Notes due 2008 (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of November 1, 2000 (as amended and supplemented, the "Base Indenture") between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a Second Supplemental Indenture, dated as of May 6, 2002 (the "Second Supplemental Indenture") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price as set forth in the Indenture.

         The Notes are not entitled to the benefit of any sinking fund.

         If an Event of Default (other than an Event of Default described in Section 501(5) or 501(6) of the Base Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the holders of not less than 25% in principal amount of the Notes of this series then Outstanding may declare the aggregate principal amount of the Notes of this series, and all interest accrued thereon, to be due and payable immediately, in the manner and with the effect provided in the Indenture. If an Event of Default specified in Section 501(5) or 501(6) of the Base Indenture shall have occurred with respect to the Company, the aggregate principal amount of the Notes then Outstanding, and interest accrued thereon, shall ipso facto become due and payable immediately, without any declaration or other act on the part of the Trustee or any Holder.

         The Base Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any matter the rights of the holders of the Securities of such series; provided that the Company and the Trustee may not, without the consent of the Holder of each Outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the Place of Payment or currency of payment thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof without the consent of the holder of each Security so affected; or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture, without the consent of the holders of each Security so affected.

         Obligations Unconditional. No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in minimum denominations of $50 or any integral multiple of $50 over such minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Governing Law. This Note and the Indenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         No recourse shall be had for the payment of the principal of (and premium, if any), or the interest on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

         Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial holder of Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate MEDS as the acquisition of the Note and the Purchase Contract constituting the Corporate MEDS, (2) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes for United States federal income tax purposes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: KeySpan Corporation, Investor Relations, One MetroTech Center, Brooklyn, New York 11201.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:


_______________________________________________________________________________

_______________________________________________________________________________

(Insert assignee's social security or tax identification number)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: _____________

                                       Signature:

                                       ______________________________Signature

                                       Guarantee:_____________________________


      (Sign exactly as your name appears on the other side of this Note)

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


By: ______________________
    Name
    Title:


                                                _____________________________
                                                as Trustee


                                                By: __________________________
                                                    Name
                                                    Title:


Attest:


By: ____________________________
    Name
    Title:

                       [TO BE ATTACHED TO GLOBAL NOTES]

                  SCHEDULE OF INCREASES OR DECREASES IN NOTE

The following increases or decreases in a part of this Note have been made:




                                                                Principal
                         Amount of          Amount of         amount of this      Signature of
                        decrease in        increase in       Note following        authorized
                      principal amount   principal amount     such decrease        officer of
        Date            of this Note       of this Note        (or increase)        Trustee
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------
-----------------     ----------------   -----------------   -----------------    ----------------